                                                                      EXHIBIT 11

                        booktech.com, inc. and Subsidiary

                    Computation of Net Loss Per Common Share

                Three and Six Months Ended June 30, 2000 and 1999
                                   (unaudited)

                                                                                            Three Months Ended June 30,
                                                                                            ---------------------------
                                                                                            2000                 1999
                                                                                            ----                 ----
BASIC NET LOSS PER COMMON SHARE:
      Net loss applicable to common stockholders..................................     $  (1,822,297)      $    (685,647)
      Weighted average number of common shares outstanding:
            Common Stock..........................................................        18,567,326           6,016,552
                                                                                       -------------       -------------

            Basic net loss per common share.......................................     $        (.10)      $       (0.11)
                                                                                            ========             =======

DILUTED NET LOSS PER COMMON SHARE:
      Net loss applicable to common stockholders..................................     $  (1,822,297)      $    (685,647)
      Weighted average number of common shares outstanding:
            Common Stock..........................................................        18,567,326           6,016,552
            Effect of common stock equivalents....................................                --                  --
                                                                                       -------------       -------------
                  Total...........................................................        18,567,326           6,016,552
                                                                                       -------------       -------------


            Diluted net loss per common share.....................................     $       (0.10)      $       (0.11)
                                                                                             =======             =======


                                                                                            Six Months Ended June 30,
                                                                                            ---------------------------
                                                                                            2000                 1999
                                                                                            ----                 ----
BASIC NET LOSS PER COMMON SHARE:
      Net loss applicable to common stockholders..................................     $  (3,442,725)      $  (1,082,061)
      Weighted average number of common shares outstanding:
            Common Stock..........................................................        13,135,551           6,016,552
                                                                                       -------------       -------------

            Basic net loss per common share.......................................     $       (0.26)      $       (0.18)
                                                                                            ========             =======

DILUTED NET LOSS PER COMMON SHARE:
      Net loss applicable to common stockholders..................................     $  (3,442,725)      $  (1,082,061)
      Weighted average number of common shares outstanding:
            Common Stock..........................................................        13,135,551           6,016,552
            Effect of common stock equivalents....................................                --                  --
                                                                                       -------------       -------------
                  Total...........................................................        13,135,551           6,016,552
                                                                                       -------------       -------------

            Diluted net loss per common share.....................................     $       (0.26)      $       (0.18)
                                                                                             =======             =======




                                       20